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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use in this Registration Statement of Southcross Energy Partners, L.P. on Form S-1 of our report dated October 31, 2011 relating to the financial statements of Enterprise Alabama Intrastate, LLC as of and for the year ended December 31, 2010, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
Houston, TX
April 20, 2012

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  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS